FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Fiscal Year End 2009 and Fiscal 2009 Fourth Quarter Results

- Fiscal Year 2009 Revenue Growth, Operating Income and Adjusted EBITDA Margin Improvements Continue, Record $39.4 Million Adjusted EBITDA for Fiscal Year 2009 and Strong Operating Cash Flow of $8.4 Million in Fiscal Fourth Quarter 2009, Fourth Quarter Driven by Planned Step-Down in Virtual Print Fees

MORRISTOWN, N.J. – June 11, 2009 – Access Integrated Technologies, now doing business as Cinedigm Digital Cinema Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM), reported a 3% increase in fiscal year 2009 revenue to $83.0 million, and an 18% decrease in revenue, to $17.9 million for the fiscal 2009 fourth quarter ended March 31, 2009, versus the year-ago periods.  The Company posted Adjusted EBITDA1 (defined below) of $39.4 million for the fiscal year 2009, an improvement from fiscal year 2008 Adjusted EBITDA of $30.3 million.  The net loss for the fiscal year 2009 of $37.4 million includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, stock-based expenses, stock-based compensation, impairment of goodwill and change in the fair value of interest rate swap aggregating $53.6 million or $1.95 per share compared to $44.4 million or $1.74 per share in the fiscal 2008 year-end.  The Company generated positive cash flow from operations of $8.4 million in the fiscal 2009 fourth quarter and ended the fiscal year with over $26 million of cash on its balance sheet.

FISCAL YEAR 2009 AND FOURTH QUARTER HIGHLIGHTS

•
Fiscal year 2009 revenue increased by 3% to $83.0 million compared to $81.0 million in the prior year.  The yearly improvement was driven largely by an increase in the media services segment, including increased Virtual Print Fees (“VPFs”) as a result of a larger number of digital screens deployed and higher media delivery fees in our Digital Media Services (”DMS”) delivery unit, offset by a decrease in our content and entertainment segment due primarily to the movement of several events to fiscal year 2010 and planned reductions in unprofitable pre-show advertising contracts.

•
Total fiscal year 2009 Media Services segment revenues of $59.0 million and EBITDA of $46.8 million, versus prior year amounts of $53.9 million and $38.8 million, respectively (before corporate allocation).

•
Total fiscal year 2009 Content and Entertainment segment revenue of $22.7 million and EBITDA loss of $0.5 million, versus prior year amounts of $25.8 million and loss of $1.2 million, respectively (before corporate allocation).

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1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080 55 Madison Avenue, Morristown, NJ 07960

•
Fiscal 2009 fourth quarter revenue decreased by 18%, to $17.9 million from $21.9 million in the comparable year-ago period primarily due to a contracted 16% step-down in VPF rates and seasonally fewer titles and prints in the quarter.  This contracted step-down in VPF rates charged to the major studios will stabilize with just one more contracted reduction of 7% in the third quarter of fiscal 2012.

•
Fiscal year 2009 Loss From Operations improved to $4.9 million from a loss of $5.9 million in the prior year, due to increased revenues and reduced direct operating expenses and SG&A, offset by an impairment charge and increased depreciation.  Loss From Operations for the fiscal 2009 fourth quarter decreased to $2.0 million, from a loss of $2.4 million in the comparable year-ago period, due to reduced operating expenses, offset by decreased revenues.

•	$5 million of annualized expense savings driven by a reduction in headcount and operating costs, with $2 million of the savings recognized in fiscal Year 2009

•
Adjusted EBITDA margins improved to 47% for fiscal Year 2009 from 37% in the prior year.  Adjusted EBITDA margins remained at 41% in the fiscal 2009 fourth quarter, the same margin as in the comparable year-ago period.

Bud Mayo, Chief Executive Officer of Cinedigm, stated, “The past year has been tremendously exciting for Cinedigm.  Not only did we rebrand the company, but we also brought ground-breaking events to consumers and fans of college football and the NBA in the fourth quarter.  Despite continuing economic challenges, I am confident that Cinedigm is in a strong position to capitalize on trends we are seeing in the resilient theatre industry, including the increasing demand for 3-D content.  We look forward to continuing to play a leadership role in the transition of the exhibition industry to digital cinema and will leverage our leadership position to drive the growth in our system deployment, digital delivery, software and content and entertainment segments.  We will also continue to work diligently to sustain our disciplined expense controls and will continue to find innovative ways to leverage our industry leading digital cinema platform in an effort to increase revenues organically with minimal use of capital.  ”

PHASE 2 UPDATE

Mayo added, "We are optimistic about our intensifying efforts to secure financing for Phase 2 installations through third party lenders as well as our exhibitor and vendor partners which will generate ongoing fees and other key revenue streams for Cinedigm.  To date we have installed 139 Phase 2 screens and approximately 3,900 screens in total.”

FISCAL YEAR 2010 FINANCIAL GUIDANCE

All comments regarding fiscal year 2010 do not assume a large Phase 2 deployment or a large rollout by other entities, including DCIP, although the Company expects both to occur.  Nevertheless, Cinedigm expects to produce double digit increases in revenues and EBITDA over fiscal year 2009 levels as a result of the full year impact of $5 million of expense savings, the overall increase in industry digital screen deployments, which will lead to growth in our DMS division’s revenues, an increase in contracted content events for Fiscal year 2010 as well as continued solid performance of its Phase 1 deployments.

CONFERENCE CALL NOTIFICATION

Cinedigm will host a conference call to discuss its financial results at 10:30 a.m. Eastern on Thursday, June 11, 2009.  The conference can be accessed by dialing 719.325.4826 at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site, www.cinedigmcorp.com.  A replay of the call will be available after 1:30 p.m. Eastern at 719.457.0820 or 888.203.1112, passcode 5649731.  The replay will be accessible through Thursday, June 18th.

About Cinedigm

Cinedigm Digital Cinema Corp. is the global leader in fulfilling the promise of digital cinema. Its ground-breaking technology platform helps exhibitors, distributors, studios and content providers transform the consumer movie experience -- by expanding theatrical features to include not only movies but also live 2-D and 3-D performances such as major sporting events, concerts and gaming. The Company also enables theatres to create exhibitions and advertising opportunities targeted to specific audience groups and locations thereby offering new revenue opportunities for these venues. Cinedigm's leading digital cinema platform and one-of-a-kind satellite delivery operations support almost 4,000 theatre screens equipped with DLP Cinema(R) projection systems across the United States with over thirteen million digital showings of Hollywood features to date. www.Cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm 's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Suzanne Moore
Cinedigm
973.290.0080
smoore@cinedigm.com

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2009

Revenues	$21,892	$17,885

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	6,771	6,074
Selling, general and administrative	6,043	4,359
Provision for doubtful accounts	705	316
Research and development	(341)	(19)
Stock-based compensation	92	292
Impairment of intangible asset	1,588	-
Depreciation of property and equipment	8,335	8,137
Amortization of intangible assets	1,080	765
Total operating expenses	24,273	19,924
Loss from operations	(2,381)	(2,039)

Interest income	232	61
Interest expense	(8,797)	(6,419)
Other income (expense), net	(289)	(266)
Change in fair value of interest rate swap	-	(683)
Net loss	(11,235)	(9,346)
Preferred stock dividends	-	(50)
Net loss attributable to shareholders	$(11,235)	$(9,396)
Net loss per Class A and B common share - basic and diluted	$(0.43)	$(0.34)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	26,277,411	27,941,161

Access Integrated Technologies, Inc.
d/b/a Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2009

Net loss	$(11,235)	$(9,346)
Add Back:
Amortization of software development	210	76
Depreciation of property and equipmen	8,335	8,137
Amortization of intangible assets	1,080	765
Interest income	(232)	(61)
Interest expense	8,797	6,419
Other (income) expense, net	289	266
Change in fair value of interest rate swap	-	683
Impairment of intangible asset	1,588	-
Stock-based expenses	-	37
Stock-based compensation	92	292
Adjusted EBITDA (as defined)	$8,924	$7,268

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Twelve Months Ended
	March 31,
	2008	2009

Revenues	$80,984	$83,014

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	26,569	25,671
Selling, general and administrative	23,170	18,070
Provision for doubtful accounts	1,396	587
Research and development	162	188
Stock-based compensation	453	945
Impairment of intangible asset	1,588	-
Impairment of goodwill	-	6,525
Depreciation of property and equipment	29,285	32,531
Amortization of intangible assets	4,290	3,434
Total operating expenses	86,913	87,951
Loss from operations	(5,929)	(4,937)

Interest income	1,406	372
Interest expense	(29,327)	(27,520)
Debt refinancing expense	(1,122)	-
Other income (expense), net	(715)	(754)
Change in fair value of interest rate swap	-	(4,529)
Net loss	(35,687)	(37,368)
Preferred stock dividends	-	(50)
Net loss attributable to shareholders	$(35,687)	$(37,418)
Net loss per Class A and B common share - basic and diluted	$(1.40)	$(1.36)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	25,576,787	27,476,420

Access Integrated Technologies, Inc.
d/b/a Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Twelve Months Ended
	March 31,
	2008	2009

Net loss	$(35,687)	$(37,368)
Add Back:
Amortization of software development	658	677
Depreciation of property and equipment	29,285	32,531
Amortization of intangible assets	4,290	3,434
Interest income	(1,406)	(372)
Interest expense	29,327	27,520
Other (income) expense, net	715	754
Change in fair value of interest rate swap	-	4,529
Debt refinancing expense	1,122	-
Impairment of intangible asset and goodwill	1,588	6,525
Stock-based expenses	-	193
Stock-based compensation	453	945
Adjusted EBITDA (as defined)	$30, 345	$39,368

ACCESS INTEGRATED TECHNOLOGIES, INC.
d/b/a CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)
	March 31, 2008	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$29,655	$26,329
Accounts receivable, net	21,494	13,884
Unbilled revenue, current portion	6,393	3,082
Deferred costs	3,859	3,936
Prepaid and other current assets	1,316	1,798
Notes receivable, current portion	158	616
Total current assets	62,875	49,645

Property and equipment, net	269,031	243,124
Intangible assets, net	13,592	10,707
Capitalized software costs, net	2,777	3,653
Goodwill	14,549	8,024
Accounts receivable, net of current portion	299	386
Deferred costs	6,595	3,967
Notes receivable, net of current portion	1,220	959
Unbilled revenue, net of current portion	2,075	1,253
Security deposits	408	424
Restricted cash	255	255
Total assets	$373,676	$322,397

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,213	$14,954
Current portion of notes payable	16,998	25,248
Current portion of deferred revenue	6,204	5,535
Current portion of customer security deposits	333	314
Current portion of capital leases	89	175
Total current liabilities	48,837	46,226

Notes payable, net of current portion	250,689	225,957
Capital leases, net of current portion	5,814	5,832
Deferred revenue, net of current portion	283	1,057
Customer security deposits, net of current portion	46	9
Fair value of interest rate swap	-	4,529
Total liabilities	305,669	283,610

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value per share; 15,000,000 shares authorized; issued and outstanding: Series A 10%-20 shares authorized; 0 and 8 shares issued and outstanding, at March 31, 2008 and March 31, 2009, respectively. Liquidation preference $4,050	-	3,476
Class A common stock, $0.001 par value per share; 40,000,000 and 65,000,000 shares authorized at March 31, 2008 and March 31, 2009, respectively; 26,143,612 and 27,544,315 issued and 26,092,172 and 27,492,875 shares outstanding at March 31, 2008 and March 31, 2009, respectively	26	27
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2008 and March 31, 2009, respectively	1	1
Additional paid-in capital	168,844	173,565
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(100,692)	(138,110)
Total stockholders' equity	68,007	38,787
Total liabilities and stockholders’ equity	$373,676	$322,397